Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-175037) and in the Registration Statements on Form S-8 (Nos. 333-184397, 33-46865, 33-64380, 333-7328, 333-8270, 333-10156, 333-13988, 333-147914, 333-156093) of Rio Tinto plc and Rio Tinto Limited of our report dated 14 March 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP	/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP	PricewaterhouseCoopers
London, United Kingdom	Melbourne, Australia
14 March 2013	14 March 2013